Exhibit 10.36

ASSET TRANSFER AGREEMENT

This ASSET TRANSFER AGREEMENT (the “Agreement”) is entered into as of October 29th, 2025 (the “Effective Date”), by and between:

•	Aingura IIoT, S.L., a company incorporated under the laws of Spain, with its principal office at Paseo Mikeletegi 43, San Sebastián , Gipuzkoa, 20009, Spain (“Aingura”), and
•	IIOT-OXYS, Inc., a Nevada corporation, together with its subsidiaries including Oxys Corporation and HereLab, Inc. (“OXYS”), with its principal office at 705 Cambridge Street, Cambridge, MA 02141.

Aingura and OXYS are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, OXYS is indebted to Aingura in the amount of thirty thousand, eight hundred forty three U.S. Dollars (USD $ 30,843) for accounts payable (the “AP Balance”);

WHEREAS, OXYS desires to satisfy the AP Balance by transferring certain assets to Aingura, subject to the terms and conditions set forth herein;

WHEREAS, the Parties acknowledge that the timing of such asset transfer is contingent upon the closing of the transaction between OXYS and RIG (the “GHS Deal”), and that certain assets must remain with OXYS until new officers of OXYS contribute additional assets to the public company, to ensure that OXYS does not enter into “shell” company status;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Parties agree as follows:

1.	TRANSFER OF ASSETS

1.1	Transferred Assets. Upon the satisfaction of the conditions set forth in Section 2 below, OXYS shall transfer, assign, and deliver to Aingura, and Aingura shall accept from OXYS, all of OXYS’s right, title, and interest in and to the assets described below (collectively, the “Assets”):

(a)	Data Assets.

•	Data collected and stored, and continuing to be collected and stored, on the Reservoir Bridge Monitoring Site;
•	Ongoing operation and real-time data collection and visualization of the Salisbury Bridge Monitoring Site;
•	Subject to the verbal agreement with MassDOT’s main contractor that permits OXYS to collect and use such data as long as the sites remain operational (with no funding obligation from MassDOT or its contractor).
•	Carrying costs: approximately USD $512/month, which Aingura shall assume.
•	Aingura will be the only user of the data assets from the moment of the signature of the present agreement.

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(b)	Software and Code Assets.

•	All source code, algorithms, and related intellectual property developed for OXYS’s data monitoring projects, including but not limited to the Takeda pharmaceutical project and the Chocolog shear joint degradation bridge monitoring project.
•	Includes all code repositories (e.g., GitHub) and associated documentation.
•	Carrying costs: minimal hosting charges, to be assumed by Aingura.

(c)	Sales and Marketing Collateral.

•	Prospect contact lists, presentations, and social media marketing content developed by OXYS.

(d)	Hardware Assets.

•	Remaining electronic, electrical, and mechanical equipment (including sensors), of minimal estimated value in aggregate.

(e)	Aingura Equipment in Possession of OXYS.

•	One Aingura Insights “black box,” including pressure sensor, modem, and cables;
•	Additional processors and sensor interfaces (in possession of Stephen Mario Martin), status to be confirmed.

1.2	Excluded Assets. Any assets not specifically listed above are excluded from this Agreement.

2.	CONDITIONS TO TRANSFER

2.1	Timing. The transfer of the Assets shall occur only after the closing of the RIG (GHS Deal) and once the new officers of OXYS have contributed additional assets sufficient to prevent OXYS from becoming a shell company.

2.2	Escrow.

(a)	Until the Asset transfer occurs, OXYS shall cause USD $30,843 worth of Series E Convertible Preferred Stock of OXYS (the “Escrow Shares”) to be placed in escrow in favor of Aingura.
(b)	Upon transfer of the Assets in accordance with this Agreement, the Escrow Shares shall be returned to OXYS.
(c)	If the transfer of Assets does not occur within three (3) months of the Effective Date (or such later date as mutually agreed), Aingura shall be entitled to retain the Escrow Shares as full satisfaction of the AP Balance.

3.	REPRESENTATIONS AND WARRANTIES

3.1	By OXYS. OXYS represents and warrants that:

(a)	It is the sole and lawful owner of the Assets, free and clear of liens or encumbrances (other than the MassDOT verbal agreements disclosed above);
(b)	It has full authority to transfer the Assets;
(c)	The execution of this Agreement has been duly authorized by all necessary corporate action.

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3.2	By Aingura. Aingura represents and warrants that:

(a)	It has the full right, power, and authority to enter into this Agreement;
(b)	The execution of this Agreement has been duly authorized by all necessary corporate action.

4.	ASSUMPTION OF COSTS

Upon transfer, Aingura shall assume responsibility for all ongoing costs of carrying the Assets, including but not limited to the monthly site maintenance charges (USD $512/month) and any hosting or repository fees. Aingura has the option to find alternate suppliers to provide the “cost of carry & maintenance” for maintaining the data & code assets.

5.	MISCELLANEOUS

5.1	Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada.

5.2	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

5.3	Amendments. This Agreement may be amended only by a written instrument signed by both Parties.

5.4	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

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SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AINGURA IIoT, S.L.

By: /s/ Rafael D. Ibeas

Name: Rafael D. Ibeas Title: CEO

IIOT-OXYS, Inc.

By: /s/ Clifford L. Emmons

Name: Clifford L. Emmons Title: President & CEO

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